UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2016

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1250 W. Washington Street, Suite 300 Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 302-5450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 23, 2016, Western Refining, Inc. (“WNR”) and Northern Tier Energy LP (“NTI”) issued a joint press release announcing that NTI common unitholders voted to approve the previously announced merger of NTI and a subsidiary of WNR (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of December 21, 2015, by and among NTI, WNR and various of their respective affiliates and to approve, on an advisory, non-binding basis, the compensation payments that may be paid or become payable to NTI’s named executive officers in connection with the Merger. The press release also announced that on June 23, 2016, all closing conditions to the Merger were satisfied, and the Merger was successfully completed.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Western Refining, Inc. and Northern Tier Energy LP, dated June 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC,
its general partner

By:	/s/ Karen B. Davis
Name:	Karen B. Davis
Title:	Executive Vice President and Chief Financial Officer

Date: June 23, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Western Refining, Inc. and Northern Tier Energy LP, dated June 23, 2016.